EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2005 relating to the financial statements of McCormick and Schmick’s Seafood Restaurants, Inc. and Subsidiaries, which appears in McCormick and Schmick’s Seafood Restaurants, Inc. and Subsidiaries’ Annual Report on Form 10-K for the year ended December 25, 2004.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

July 13, 2005